UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2015

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On May 7, 2015, Sensata Technologies Holding N.V. announced that its indirect, wholly-owned subsidiaries, Sensata Technologies B.V. and Sensata Technologies Finance Company, LLC (collectively, the "Borrowers") and Sensata Technologies Intermediate Holding B.V., have agreed to enter into the sixth amendment (the "Amendment") to their credit agreement, dated as of May 12, 2011 (as amended from time to time, the "Credit Agreement"). The Credit Agreement provides the Borrowers with both an original term loan due May 2019 (the "Original Term Loan") and an incremental term loan due October 2021 (the "Incremental Term Loan").
Pursuant to the Amendment, the Borrowers have agreed to decrease the interest rate spread on both the Original Term Loan and the Incremental Term Loan, and to extend the maturity of the Original Term Loan to October 2021. The Amendment is expected to become effective on or about May 11, 2015.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	May 7, 2015 press release entitled "Sensata Technologies Announces Amendments to Credit Agreement."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: May 7, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	May 7, 2015 press release entitled "Sensata Technologies Announces Amendments to Credit Agreement."

4